EXHIBIT B

VIASTAR MEDIA CORPORATION

BY LAWS

JANUARY 5th, 2004

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VIASTAR MEDIA CORPORATION

A Nevada Corporation

BYLAWS

ARTICLE I

OFFICES

Section 1.01. Principal Office. The Principal Office of ViaStar Media Corporation ("the Corporation") shall be at 2451 W. Birchwood Ave. Suite 105 Mesa, Arizona 85202. The Principal Office of the Corporation may be changed as the Board of Directors may determine.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Place of Annual Meetings. All annual meetings of the shareholders shall be held at the Principal Office of the Corporation, or any other place either within or outside the State of Nevada as the Directors may designate. Special meetings of the shareholders may be held at such time and place within or outside the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Failure to hold any annual meeting or meetings shall not cause a forfeiture or dissolution of the Corporation.

Section 2.02. Date of Annual Meetings. Annual meetings of the shareholders shall be held each year on the first Friday in October if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10: 00 a.m., at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the shareholders, or any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be requested and called by the Chairman of the Board of Directors, the President, any one of the Directors, or at the request in writing of shareholders owning at least one-tenth in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes or the proposed meeting and such meeting shall be confined to such purposes pursuant to Section 2.05 below.

Section 2.04. Notice and Waiver. Notices of meetings shall be in writing and signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons, as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or outside the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than (50) days before such meeting. If mailed, it shall be directed to a shareholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the United States mail for transmission to such shareholder. Personal delivery of any such notice to any Officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery or mailing

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of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by said shareholder of all notices required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

Section 2.05. Business. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.06. List of Shareholders. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

Section 2.07. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or shareholders representing a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified. The Chairman of the Board shall preside at, and the Secretary shall keep the records of, each meeting of shareholders, and in the absence of either, the duties shall be performed by any other Officer authorized by these Bylaws or any person appointed by resolution duly adopted at the meeting.

Section 2.08. Power of Shareholders. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Corporation's Articles of Incorporation or of these Bylaws or arising out of a valid contract a different vote is required, in which case such express provision shall govern and control the decision of the question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.09. Voting of Shares. Except as hereinafter provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are expanded, limited or denied by the Articles of Incorporation and or any designations in effect at the time of the vote. At all elections of Directors to the Board of Directors each holder of shares of stock possessing voting power shall be entitled to vote in person or by proxy for the number of shares of stock held by him, for as many persons as there are Directors to be elected. No cumulative voting for Directors shall be permitted. At all Corporation meetings, the manner of voting shall be by ballot, unless a motion is brought and approved by the meeting to use voice vote or a showing of hands. .

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Section 2.10. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it specifies therein the length any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 2.11. Action Without Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting and vote of the shareholders may be dispensed with, if a simple majority of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

Section 2.12. Telephone Meetings. Subject to the provisions required or permitted by statute or these Bylaws for notice, the shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the Corporation.

Section 2.13. Record of Shareholders. The Corporation shall keep at its principal business office, or the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. In the event the record of shareholders is kept at the office of the Corporation's transfer agent or registrars, the Corporation shall also keep at its principal business office a duplicate record, which shall be updated quarterly.

ARTICLE III

DIRECTORS

Section 3.01. Number and Terms. The number of Directors that shall constitute the whole Board of Directors shall be a maximum of seven (7). The number of Directors may from time to time be increased or decreased to not less than one (1) by amendment to these Bylaws, provided that any such decrease does not shorten the term of any incumbent Director. The Directors shall be elected at the annual meeting of the shareholders, and except as provided in Section 3.02 of this article, each Director elected shall hold office until his successor is elected and qualified. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. Directors need not be shareholders or residents of the State of Nevada.

Section 3.02. Vacancies. Vacancies may be filled by a majority of the remaining Directors though less than a quorum. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have the power to fill the vacancy or vacancies to take effect when such resignation or resignations shall become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.

Section 3.03. Authority of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors that may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

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Section 3.04. Directors' Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Nevada.

Section 3.05. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, unless otherwise fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place above provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or any of the Directors. The Secretary shall give written notice of each special meeting to each Director at the usual business or residence address by mail of the time and place of special meetings of the Board of Directors at least five days before the date of the meeting or in person, by email (if acknowledgement is received), facsimiles, telegraph or telephone at least three days before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in the form of a certified and registered letter, or by other delivery means, such as an overnight delivery service, which shall require the signature of the Director acknowledging said delivery. Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated herein, shall be equivalent to the receiving of such notice. Attendance of a Director at a meeting shall also constitute a waiver of notice of such meeting.

Section 3.08. Quorum. At all meetings of the Board of Directors, a majority of the number of Directors fixed by these Bylaws, or duly elected or appointed as provided for herein, whichever number is less, shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws or otherwise. If a quorum is not present thereat, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.09. Action Without a Meeting. Whenever the vote of the Directors at a meeting thereof or at the meeting of the executive committee or any other committee is required or permitted to be taken in connection with any corporate action by any provisions of the Bylaws, statutes or of the Articles of Incorporation, the meeting and vote of the Directors, the executive committee, or any other committee, as the case may be, who have been entitled to vote upon such corporate action being taken, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each Director entitled to vote at such meeting. Such consent shall have the same force and effect as a majority vote at a regularly called meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

Section 3.10. Telephone Meetings. Subject to the provisions required or permitted by statute or these Bylaws for notice, the Directors or the members of the executive committee or any other committee may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the Corporation.

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Section 3.11. Creation of Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee and one or more other committees each to consist of two or more Directors of the Corporation and, if the Board so decides, other individuals specifically qualified to serve on such committee.

Section 3.12. Authority of Committees. The executive committee and other committees, to the extent provided in such resolution, shall have the authority conduct such business and exercise such authority as the Board of Directors assign to the specific committee in the resolution in which such committee is adopted, provided that such authority does not extend to matters requiring the action of the full Board of Directors, is required by statute, or by the Articles of Incorporation.

Section 3.13. Minutes of Committees. The executive committee and other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee and other committees shall be placed in the minute book of the Corporation.

Section 3.14. Removal of Members from Committees. Any member of the executive committee or any other committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

Section 3.15. Potential Liability of Committees. The designation of an executive committee, other committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law.

Section 3.16. Compensation of Directors. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or any other committee may be allowed like compensation for attending committee meetings.

Section 3.17. Removal. Any Director or the entire Board of Directors may be removed from office, with or without cause, at any special meeting of shareholders subject to Sections 2.03 and 2.05 of these Bylaws by the affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, subject to those present in person or by proxy who are entitled to vote at such meeting representing a minimum of fifty-one per cent of the total outstanding shares of the Corporation.

Section 3.18. Procedure at Meeting. The Board of Directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the Board of Directors. The chairman of the Board of Directors shall preside at meetings of the Board. In the chairman's absence at any meeting, any Officer authorized by these Bylaws or any member of the Board selected by the members shall preside. The Secretary of the Corporation shall act as the Board may from time to time determine.

Section 3.19. Presumption of Assent. Any Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate manner is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified and registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting following notice at the meeting that he or she intends to submit such dissent. Such right to dissent shall not apply to a Director who voted in favor of such action.

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ARTICLE IV

NOTICES

Section 4.01. Delivery. Notices to Directors and shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission. In addition, notice to Directors may also be given by email, facsimile or telephone when the addressee acknowledges the receipt of notice in writing.

Section 4.02. Waiver. Whenever any notice whatever is required to be given to a shareholder or Director under the provisions of the statutes, of the Articles of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto to the giving of such notice. Attendance of a Director at a Directors' meeting shall constitute a waiver of notice of such meeting.

ARTICLE V

OFFICERS

Section 5.01. Selection of Officers. The Officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman, a President, one or more Vice Presidents, a Comptroller, a Secretary, a Treasurer or such other Officers, Assistant Officers or Agents as may be determined from time to time by the Board of Directors. Any person may hold two or more offices except that the same person shall not hold the offices of President and Secretary, unless there is only one Director and Officer, in which case the same person can hold the offices of President and Secretary. No Officer or Agent need be a shareholder, a Director, or resident of Nevada. In its discretion, the Board of Directors may leave untitled any office except those of President and Secretary.

Section 5.02. Necessary Officers. The Board of Directors at its first meeting and after each annual meeting of shareholders may choose a Chairman from among the Directors, and shall choose a President, a Secretary and a Treasurer, none of who need be a member of the Board.

Section 5.03. Additional Officers. The Board of Directors may appoint Vice Presidents and Assistant Secretaries and Assistant Treasurers and such other Officers and Agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by resolution of the Board of Directors.

Section 5.04. Salaries. The salaries of all Officers and Agents of the Corporation shall be fixed by the Board of Directors. No Officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director of the Corporation.

Section 5.05. Terms of Office. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, and removal or otherwise may be filled by the Board of Directors at any meeting of the Board of Directors of the Corporation.

Section 5.06. Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

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Section 5.07. Chairman. The chairman shall preside at meetings of the Board of Directors and of the shareholders unless he shall be absent.

Section 5.08. President and Chief Executive Officer. The President shall also be the Chief Executive Officer and shall have the power to appoint and discharge employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the Corporation. The President shall put into operation such business policies of the Corporation as shall be decided upon by the Board. In carrying out the business policies of the general management and control of the business and affairs of the Corporation, and the President in carrying out such business policies is given the necessary authority to discharge such responsibility, he shall see that the books, reports, statements and certificates required by the statutes under which the Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law. The President shall, in general, have supervisory power over the other Officers, the executive committee and any other committees and the business activities of the Corporation subject to the approval or review of the Board of Directors; and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law. The President may issue and sign, with the Secretary or an assistant Secretary, any or all certificates of stock of the Corporation. The President shall exercise such other powers and perform such other duties as are delegated to him as the Board of Directors may prescribe.

Section 5.09. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the power of the President. They shall exercise such other powers and perform such other duties as are delegated to them by the President within his authority or by a duly adopted resolution of the Board of Directors.

Section 5.10. Comptroller. Custody of Funds. The Comptroller shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Comptroller shall also maintain an accounting of the financial condition of the Corporation.

Section 5.11. Surety Bond. If required by the Board of Directors, the Comptroller shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.12. Additional Duties. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. .

Section 5.13. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. . He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

Section 5.14. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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Section 5.15. Treasurer. Disbursal. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at the regular meeting of the Board of Directors, or when the Board of Directors so requires, an account of all his transactions as Treasurer.

Section 5.16. Surety Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 5.17. Additional Duties. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. .

Section 5.18. General Counsel. A General Counsel for the Corporation shall be appointed annually by the Board of Directors, on a basis of compensation to be set by the Board of Directors. The Board of Directors may appoint an individual or a law firm as the general counsel of the Corporation, as it may elect. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal services are contemplated. The General Counsel shall, when called upon, counsel and advise with the Officers of the Corporation on any legal matters which may arise in the conduct of the business of the Corporation, shall handle all claims and litigation involving the Corporation, and shall perform such further legal services as may be needed by the Corporation. The General Counsel may be a member of the Corporation's Board of Directors. In the event the General Counsel is a member of the Board of Directors, he or she shall abstain from any vote resulting in the appointment of the General Counsel.

Section 5.19. Assistant Officers. Any Assistant Secretary, Assistant Comptroller or Assistant Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary, Comptroller or Treasurer of the Corporation, respectively, subject to the general direction of such respective Officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.20. Bonds of Officers. The Board of Directors may secure the fidelity of any Officer of the Corporation by bond or otherwise, on such terms and with such sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

Section 5.21. Delegation. The Board of Directors may delegate temporarily the powers and duties of any Officer of the Corporation, in case of his absence or for any other reason, to any other Officer, and may authorize the delegation by any Officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such Officer.

ARTICLE VI

OFFICERS' AND DIRECTORS' SERVICES, CONFLICTING INTERESTS

AND INDEMNIFICATION

Section 6.01. Services. No Director and, unless otherwise determined by the Board of Directors, no Officer of the Corporation shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to the Corporation. Each and every Director and, unless otherwise determined by the Board of Directors, each and every Officer of the Corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the Corporation, without breach of duty to the

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Corporation or to its shareholders and without accountability or liability to the Corporation or to its shareholders in any event or under any circumstances or conditions. Each and every Director and, unless otherwise determined by the Board of Directors, each and every Officer of the Corporation shall, respectively, be entirely free to act for, serve and represent any other Corporation or Corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a Director or Officer, or both, of any other Corporation or Corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes enterprises and activities, or any of them, of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability of any character or description to the Corporation or to its shareholders in any event or under any circumstances or conditions.

Section 6.02. Directors' and Officers' Interests in Contracts. No contract or other transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any firm or partnership of which one or more of its Directors or Officers are members or employees or in which they are otherwise interested, or between the Corporation and any other Corporation or association or other entity in which one or more of the Directors or Officers of the Corporation are share holders, members, Directors, Officers or employees or in which they are otherwise interested, shall be void or void able by reason of or as a result of such connection with or holding an office or offices as a Director or Officer of the Corporation or such interest in or in connection with such other firm, partner ship, Corporation, association or other entity, notwithstanding the presence of such Director or Directors, Officer or Officers, at the meeting of the Board of Directors of the Corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if (a) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (b) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such con tract or other transaction; nor shall any Director or Officer be responsible to, or liable to account to the Corporation for any profit realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his being or having been a Director or Officer, or both, of the Corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or events or prevent the transactions in any other manner permitted by law or by statute. This section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common or statutory law applicable thereto.

Section 6.03. Non-Liability of Directors and Officers in Certain Cases. No Director or Officer or member of the executive committee or any other committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the Nevada Business Corporation Act; and, in addition, to the fullest extent now or hereafter permitted by the Nevada Business Corporation Act, each Officer or Director or member of any committee shall in the discharge of any "duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

Section 6.04. Indemnification of Directors and Officers. The power of the Corporation to indemnify and insure its Directors, Officers, agents and other persons shall be coextensive with a Corporation's maximum power, including, but not limited to, under section 78.751 of the Nevada Revised Statutes, and any and all other indemnification Articles provided under Nevada law as such Article exists or shall be from time to

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time amended. The text of section 78.751 or any successor article or statutory indemnification and insurance provision is expressly incorporated herein as follows:

Section 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. Section 78.751. Indemnification of officers, directors, employees and agents; advancements of expenses, states the following:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify an person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the shareholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties tot he act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provision of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.01. Requirements. Shares of the capital stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve, provided that such form or forms shall comply with all applicable requirements. Every shareholder shall be entitled to have a certificate signed by the Chairman and Chief Executive Officer and President or a Vice President of the Corporation, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation. If the Corporation shall be authorized to issue any preferred or special class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of the various classes of stock or series thereof and the qualification, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock, and, if the Corporation shall be authorized to issue only shares of special stock, such certificate shall set forth in full or summarize the rights of the holders of such shares of stock.

Section 7.02. Facsimiles. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, then a facsimile of the signatures of the Officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any Officer or Officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the Officer or Officers of the Corporation.

Section 7.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock

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to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.04. Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized representative. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates, as they deem desirable or necessary.

Section 7.05. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a period not to exceed fifty (50) days. If such books be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, then such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7.06. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada, the Articles of Incorporation or these Bylaws.

Section 7.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

Section 7.08. Shareholder's Change of Name or Address. Each shareholder shall promptly notify the Secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the office list of shareholders of record of the Corporation. The Secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of shareholders of record.

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Section 7.09. Certificates. Each certificate representing shares of the Corporation shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Nevada; (b) the name of the person to whom such certificate is issued; (c) the number and class of shares which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall also set forth conspicuously on the face or back thereof such restrictions upon transfer, or a reference thereto, as shall be adopted by the Board of Directors.

Section 7.10. Consideration for Shares. Shares having a par value may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value may be issued for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation. The Board of Directors may, in its sole discretion, authorize the gifting of shares to a certified and qualified non-profit agency, so long as the total shares gifted are one per cent or less of the total outstanding shares on the issuance date thereof. Notwithstanding the foregoing, no certificate shall be issued for any shares until such share is fully paid for in accordance herewith and the consideration thereof has been acknowledged and approved by the Board of Directors.

Section 7.11. Endorsement of Stock Certificates. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation's own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the President and Secretary or any Vice -President and Secretary or President and any Assistant Secretary.

ARTICLE VIII

GENERAL PROVISIONS, DIVIDENDS

Section 8.01. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 8.02. Reserves. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which it was created.

Section 8.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other persons or persons as the Board of Directors may from time to time designate.

Section 8.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.05. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and any other words as directed by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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Section 8.06. Contracts. The President, subject to the approval or review by the Board of Directors shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any Officer or Officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniary liable for any purpose or in any amount.

Section 8.07. Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special account, and may make such special rules and regulations with respect thereto as it may deem expedient.

Section 8.08. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, and at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 8.09. Resignations. Any Director or Officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.10. Meetings by Telephone. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Nevada for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meting pursuant to this section shall constitute presence in person at such a meeting.

Section 8.11. Meetings by Internet or Intranet. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Nevada for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws via the Internet, Intranet or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant top this section shall constitute presence in person at such a meeting. In the event a meeting is held via the Internet, Intranet, or similar communications equipment, a written authorization acknowledging the meeting was held in such a matter shall be transmitted via facsimile or other form of delivery to the Secretary immediately following the meeting in order to verify each participant in the meeting.

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ARTICLE IX

Special Stock Provisions

Section 9.01. Legend. Any security of the Corporation, which is issued to any person without registration or an available exemption under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state, shall not be transferable or the subject of a sale or pledge until the Corporation has been furnished with an opinion of counsel for such shareholder satisfactory to counsel for the Corporation that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities or Blue Sky laws or any state having jurisdiction. The certificate representing the security shall bear substantially the following legend: "The shares of stock represented hereby have not been registered under any U.S. or state securities laws and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of without appropriate registration or an exemption from registration."

Section 9.02. Restricted by Agreement. Any security of the Corporation that is issued to any person pursuant to an agreement, which in any way restricts the transfer of such security, shall be restricted as to such transfer by noting conspicuously on the certificate representing the security a legend which shall indicate such restriction against transferability and the appropriate Officers of the Corporation shall cause to be placed on such security a stop transfer order subject to the terms and conditions of such agreement.

Section 9.03. Preferred Stock. Subject to the provisions of the these Bylaws, it's the Corporation's Articles of Incorporation and Nevada state law, the Corporation through its Board of Directors shall have the right to issue Preferred Stock with special rights attached thereto, including, but not limited to, super voting rights, conversion to common stock and preferred liquidation rights.

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ARTICLE X

AMENDMENTS

Section 10.01. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by a majority of the Board of Directors at any duly held meeting of Directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting, which notice can be waived.

CERTIFICATE OF SECRETARY

     The undersigned, being the Secretary of ViaStar Media Corporation hereby certifies that the Board of Directors of said Corporation effective duly adopted the foregoing Bylaws on January 5th, 2004.

By: /S/ RICHARD L. BROOKS, ESQ. Name: RICHARD L. BROOKS, ESQ. Title: Secretary

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